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                                   EXHIBIT 11.1

                     CALCULATION OF NET LOSS PER COMMON SHARE


                                                 THREE MONTHS ENDED MARCH 31,
                                                 ---------------------------
                                                    1996             1997
                                                 ----------       ----------
Net Loss........................................ $ (453,139)      $  (40,458)
Accretion on mandatorily redeemable
 Series B preferred stock, $.01 par value.......    (10,866)               -
Dividend on mandatorily redeemable Series C
 senior preferred stock, $.01 par value.........   (171,584)               -
Accretion on mandatorily redeemable Series C
 senior preferred stock, $.01 par value.........     (2,845)               -
                                                 ----------       ----------
Net Loss Attributable to Common Stock........... $ (638,434)      $  (40,458)
                                                 ==========       ==========

Weighted Average Shares Outstanding.............  3,148,825        7,112,010
                                                 ==========       ==========

Net Loss Per Common Share.......................      $(.20)           $(.01)
                                                 ==========       ==========




              CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING


                                                                      WEIGHTED
                                       ISSUE DATE    ACTUAL SHARES    AVERAGE
                                      ------------   --------------   ---------

December 31, 1995 Ending Balance....                    3,148,825     3,148,825
Activity through March 31, 1996.....           -                -             -
                                                       ----------     ---------
March 31, 1996 Ending Balance.......                    3,148,825     3,148,825
                                                       ==========     =========
December 31, 1996 Ending Balance....                    6,841,177     6,841,177
Issuance of over-allotment shares...     1/25/97          375,000       270,833
                                                       ----------     ---------
March 31, 1997 Ending Balance.......                    7,216,177     7,112,010
                                                       ==========     =========